Q3 2019 Earnings Supplement October 30, 2019

Cautionary Note Regarding Forward-Looking Statement Certain statements contained in this presentation constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this presentation other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward- looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, including the expected accretive effect of the merger on Inovalon’s financial results, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the fourth quarter 2019 and full years 2019 and 2020, expectations regarding tax rates, and statements with respect to visibility, revenue retention, and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this presentation. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this presentation not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed ® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™); and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. In addition, graphics, images or illustrations pertaining to or demonstrating our products, data, services and/or technology that may be used herein are intended for illustrative purposes only unless otherwise noted. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this presentation or conform these statements to actual results or revised expectations, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP measures. These non-GAAP measures are in addition to, not a substitute for or necessarily superior to, measures of financial performance in accordance with U.S. GAAP. The GAAP measure most closely comparable to each non-GAAP measure used or discussed, and a reconciliation of the differences between each non-GAAP measure and the comparable GAAP measure, is available herein and within our public filings with the SEC. All data provided is as of September 30, 2019 unless stated otherwise. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 2

Contents 1 Overview 2 2019 Q3 and TTM Financial Results This presentation serves as a supplement to the Inovalon announcement on October 30, 2019 pertaining to third quarter (Q3) of 2019 3 2019 Financial Guidance results and guidance. 4 2020 Financial Guidance 5 Appendix 1: Reconciliations INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 3

Payers Pharmacies Pharmaceuticals Devices Diagnostics The Inovalon ONE® Platform Inovalon is a leading provider of cloud- based platforms empowering data-driven healthcare. Inovalon provides cloud-based, real-time Massive Advanced Intervention Data connectivity, analytics, intervention, and Data Assets Analytics Toolsets Visualization data visualization solutions for hundreds of the nation’s leading health plans, pharmacy organizations, life sciences companies, and more than 50,000 acute, post-acute, and ambulatory provider sites with capabilities informed by the data of more than 287 million patients and more than 48 billion medical events. Home Care SNF Hospice Acute Providers Post-Acute Providers Ambulatory Providers Patients Note: Patient and medical event counts do not yet fully include data from ABILITY. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 4

Empowering Data-Driven Healthcare In Scale The reach of Inovalon’s platform has grown to touch the vast majority of the United States, able to empower the market’s largest data-driven healthcare initiatives. 100s Health Plans, Providers, Life Sciences, Pharmacy, and Diagnostics Organizations 287M+ Patients* 50K+ Provider Sites Note: Patient count does not yet fully include all data from ABILITY. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 5

MORE2 Registry® 49 2 ® 48 MORE REGISTRY DATASET GROWTH 47 Dataset 46 45 44 43 42 41 Expansion 40 39 38 37 36 Patient Count Medical Event Count Inovalon’s primary-source datasets continue to 35 2 34 expand rapidly. As of Q3 2019, the MORE 33 32 ® 31 Registry dataset contains more than 287 million 30 Patient(millions) Count 29 290 unique patient counts and more than 48 billion 28 280 27 270 26 260 medical event counts. 25 250 24 240 23 230 22 220 One of the industry’s largest independent 21 210 20 200 healthcare datasets, with more than 287M 19 190 18 180 patients and more than 48B medical events 17 170 16 160 15 150 Primary-sourced, fully linkable, longitudinally- 14 140 Medical Event Event Count Medical (billions) 13 130 matched, data from all major U.S. healthcare 12 120 11 110 programs 10 100 9 90 8 80 Contains EHR, claims, scripts, labs, provider, 7 70 6 60 demographic data & more 5 50 4 40 3 30 Qualified Entity (QE) containing CMS’ Fee for 2 20 1 10 Service Medicare Data 0 0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Empowers and informs our industry-leading analytics and artificial intelligence, creating meaningful differentiation and client value Data resulting from the integration with ABILITY Network is not yet reflected within the MORE2 Registry® dataset and is therefore not reflected within the aforementioned data metrics as of this date. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 6

Contents 1 Overview 2 2019 Q3 and TTM Financial Results This presentation serves as a supplement to the Inovalon announcement on October 30, 2019 pertaining to third quarter (Q3) of 2019 3 2019 Financial Guidance results and guidance. 4 2020 Financial Guidance 5 Appendix 1: Reconciliations INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 7

Q3 2019 Financial Highlights Execution during the third quarter of 2019 continued to progress well. Inovalon’s cloud-based platform capabilities are increasingly being recognized for their market-leading differentiation, driving strong value-delivery for clients, and resulting in significant sales, revenue growth, operating leverage, and financial performance for the Company. 1. Continued Strong Organic Revenue Growth: Q3 2019 revenue of $166.5 million, up organically 14% year- over-year and 6% sequentially. 2. Continued Strong Sales ACV Metrics: Strong market demand with Q3 2019 new and expanded contracts sales Total Annualized Contract Value (ACV) of $44.1 million and Platform ACV (excluding Services) of $28.1 million. 3. Continued Strong Margins: Strong Q3 2019 gross margin of 74.2%, and Adjusted EBITDA margin of 33.8% 4. Continued Strong Cash Flow: Strong Q3 2019 net cash from operating activities of $32.3 million (even after $16.4 million in interest payments). 5. Strong Q3 2019 TTM Results: TTM financial performance continued to show strength in the Company’s execution and progress with Q3 2019 TTM revenue of $605.2 million (up 20% from TTM Q3 2018), Adjusted EBITDA of $191.9 million (up 38% from TTM Q3 2018), Non-GAAP net income per share of $0.43 (up 65% from TTM Q3 2018), and Free Cash Flow1 of $45.0 million (up $41.8 million from TTM Q3 2018). Note: Please see slide 29 for definitions of the footnoted terms above. 1Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 8

Continued Strong Sales Performance The combination of strong demand for the Company’s cloud-based platform capabilities and significant increases in the Company’s sophistication and scale of sales capabilities is resulting in significant contract signings. Q3 2019 total new sales Annual Contract Value1 (ACV) was $44.1 million, and new platform sales, excluding Services, ACV was $28.1 million. Total Quarterly ACV Total Quarterly Platform ACV (Excluding Services) $73.3 $62.8 $58.9 $54.8 $46.4 $47.9 $45.9 $44.1 $38.7 $39.0 $33.0 $32.9 $28.1 $26.0 $26.9 $27.8 $27.3 $21.6 $13.7 $13.2 $11.3 $6.2 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 Note: Please see appendix for definitions of the footnoted terms above. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 9

Continued Strong Growth Inflection The transformation to the more modular cloud-based Inovalon ONE® Platform offering, its strong marketplace adoption and the transition from legacy to subscription-based platform contract structures has been driving meaningful momentum and continued strong financial performance. The below graphics compare the resulting Q3 2019 TTM to Q3 2018 TTM for revenue, Adjusted EBITDA, Non-GAAP net income per share (EPS) and Free Cash Flow generation (inclusive of cash interest, ABILITY transaction and integration spend, and CAPEX outflows). Revenue Adjusted EBITDA Non-GAAP EPS Free Cash Flow1 $0.43 $45.0 $605.2 $191.9 20% 38% 65% 1,304% $506.0 $138.6 $0.26 $3.2 Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 TTM TTM TTM TTM TTM TTM TTM TTM 1Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 10

Continued Salesforce Expansion Through 2018 and 2019, Inovalon has significantly increased the scale and sophistication of its salesforce. Key to the transition has been not only the increase in personnel count, but also the personnel types and the nature of approach. Now, instead of leading sales from a healthcare subject matter-led mindset, sales are driven by technology sales leads, supported by healthcare subject matter expert support personnel. = Technology Sales Leads Q3 2019 FTEs = 251+ = Healthcare Subject Matter Experts Sales Leads = Sales Support Q1 2017 FTEs = 79 Q1 2015 FTEs = 15 Q4 2018 FTEs = 210+ 2015 2016 2017 2018 2019 2020 Driven by Healthcare Subject Matter Experts Sales Leads Driven by Technology Sales Leads Note: Figure intended to be illustrative INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 11

Increasing Headcount Efficiency The Company’s transition to higher-valued cloud-based offerings leveraging increased connectivity, software automation, SaaS- based, and subscription-based offerings has witnessed a substantial corresponding decrease in headcount while concurrently expanding revenue and profitability. Reflecting this, headcount for the period year-end 2015 through Q3 2019 decreased by over 1,300, and TTM Adjusted EBITDA per headcount increased by 52% during the period. 16% Total Headcount Decrease From Year-End 2015 to Q3 2019 52% Increase in TTM Adjusted EBITDA 774 Per Headcount of 3,323 1,322 $69,142 2,775 TTM Adjusted EBITDA Per Headcount of $45,628 * Total net decrease in headcount includes a gross increase of 774 headcount from acquisitions during the period, and gross headcount efficiency reductions of 1,322. Q4 Headcount Headcount Q3 2015 Acquired Efficiency 2019 Note: Acquisition of Avalere Health occurred prior to year-end 2015 INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 12

Contents 1 Overview 2 2019 Q3 and TTM Financial Results This presentation serves as a supplement to the Inovalon announcement on October 30, 2019 pertaining to third quarter (Q3) of 2019 3 2019 Financial Guidance results and guidance. 4 2020 Financial Guidance 5 Appendix 1: Reconciliations INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 13

2019 Revenue Guidance Bridge

The combination of highly differentiated platform capabilities, an increased client success focus, and expanding scale and sophistication of the Company's sales capability is resulting in strong client retention and meaningful growth.

As of October 30, 2019, the Company has tightened its 2019 guidance for revenue to $638M to $643M, which reflects 2019 YoY revenue expansion of 21% and organic growth of 14% at the midpoint.

- Annual Revenue Retention expected to contribute ~3 points in 2019
- New client sales closed prior to 2019 expected to contribute ~3 points of growth in 2019
- ABILITY acquisition expected to contribute ~8 points of revenue growth in 2019
- New client sales already closed during 2019 expected to contribute ~> 6 points of growth in 2019
- New client sales yet-to-be sold during 2019 expected to contribute ~< 1 points of growth in 2019

Full Year 2018 vs. 2019 Guidance
As-Reported Revenue Growth of 21% at the Midpoint
Organic Revenue Growth of 14% at the Midpoint


$527.7
~3 pts
~3 pts
~8 pts
~> 6 pts
~< 1 pts
$643.0
-
$638.0
Coverage in place for 2019 as of November 7, 2018
Coverage already in place as of September 30, 2019
2018 Revenue
Revenue Retention Contribution
Signed New Logo Contribution
Inorganic ABILITY Contribution
New Sales Contribution (Signed)
New Sales Contribution
2019 Revenue Guidance

The graphic to the right is for illustrative purposes only.

INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2
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2019 Adjusted EBITDA Margin Bridge

Inovalon continues to expect operating leverage, driven by high-value offerings driving further improvement in mix and pricing, benefit from technology-enabled efficiency initiatives, and contribution from ABILITY.

As of October 30, 2019, the Company has raised its guidance for Adjusted EBITDA, and Adjusted EBITDA margin for 2019. Inovalon now sees the above-mentioned factors driving ~430 basis points of Adjusted EBITDA margin expansion in 2019, and increase of 60 basis points above prior guidance.

The graphic to the right is for illustrative purposes only.

- The full gross margin benefit of an increasing mix of higher margin Platform offerings, coupled with continued technology-enabled efficiencies and the ABILITY acquisition, are seen driving continued operating leverage improvement in 2019.


~430 Basis Point Year-over-Year Improvement
28.8%
~90 bps
~110 bps
~90 bps
~140 bps
33.1%
FY 2018 Adj. EBITDA Margin %
Investment Initiatives / Overhead Efficiencies
Platform Mix & Price Changes
Platform Efficiencies
Inorganic ABILITY Contribution
FY 2019G Adj. EBITDA Margin %

INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2

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Full Year 2019 Financial Guidance The Company is updating its full-year 2019 guidance to tighten its expected revenue range, raise its expected net income range, raise its diluted net income per share range, tighten its Adjusted EBITDA range, raise its non-GAAP net income range, and raise its non-GAAP diluted net income per share range. Additionally, the Company is reiterating its previously provided full-year 2019 guidance for net cash provided by operating activities and capital expenditures originally provided on May 1, 2019 . Previous 2019 Financial Updated 2019 Financial YoY Financial Metric Guidance Guidance Change Originally Provided July 31, 2019 Updated October 30, 2019 Revenue1 $638 million to $648 million $638 million to $643 million 21% to 22% Net Income2 $4 million to $9 million $9 million to $13 million Non-GAAP net income2 $67 million to $73 million $74 million to $78 million 88% to 98% Adjusted EBITDA $205 million to $214 million $209 million to $215 million 38% to 42% Net Cash Provided By Operating Activities $130 million to $145 million $130 million to $145 million 44% to 60% Capital Expenditures $52 million to $58 million $52 million to $58 million Diluted Net Income Per Share2 $0.03 to $0.05 $0.06 to $0.09 Non-GAAP diluted net income per share2 $0.45 to $0.49 $0.50 to $0.52 85% to 93% (1) Organic revenue growth expected to be 13% to 14%. (2) The Company is assuming 149 million weighted average diluted shares and an effective tax rate of approximately 28% for the full year 2019. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 16

Q4 2019 Financial Guidance In the setting of a now predominantly subscription-based contract portfolio, significantly increased client Annual Revenue Retention performance, expanded Annual Recurring Revenue base, and strong YTD new ACV sales, Inovalon is providing Q4 2019 guidance as provided below, indicating 24% to 28% year-over-year organic revenue growth. Q4 2019 Financial YoY Financial Metric Guidance Change Revenue $169 million to $174 million 24% to 28% Net Income 1 $6 million to $10 million Non-GAAP net income1 $18 million to $22 million 137% to 189% Adjusted EBITDA $56 million to $62 million 44% to 60% Diluted Net Income Per Share1 $0.04 to $0.07 Non-GAAP diluted net income per share1 $0.12 to $0.15 140% to 200% (1) The Company is assuming 149 million weighted average diluted shares and an effective tax rate of approximately 28% for the full year 2019. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 17

Contents 1 Overview 2 2019 Q3 and TTM Financial Results This presentation serves as a supplement to the Inovalon announcement on October 30, 2019 pertaining to third quarter (Q3) of 2019 3 2019 Financial Guidance results and guidance. 4 2020 Financial Guidance 5 Appendix 1: Reconciliations INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 18

Strong Subscription-Based Platform Adoption The graphic below illustrates the revenue offering mix, which is expanded to include the Company’s 2020 guidance range as of October 30, 2019. $698 - $718 $638 - $643 ~10% 2016 – 2020G ~10% ~6% Subscription-Based CAGR 27% $527.7 ~7% 11% $449.4 $427.6 9% 12% 15% 19% 34% ~84% ~83% 80% 66% 54% 2016 2017 2018 2019G 2020G Subscription-Based Platform Offerings Legacy Solutions Services All numbers in millions. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 19

Revenue The following full-year revenue actual and guidance through 2020 is being provided as of October 30, 2019. $698 - $718 $638 - $643 2016 – 2020G 11% CAGR $528 $449 $428 2016 2017 2018 2019G 2020G Note: CAGR calculations undertaken to the mid-point of 2020 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 20

Expected Quarterly Revenue Cadence The following illustration outlines the Company’s expected 2020 quarterly revenue cadence, which reflects 9% to 12% year-over-year organic revenue growth. 9% to 12% YoY Organic Quarterly Revenue Growth Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2019 2019 2019 2019 2020 2020 2020 2020 * Cadence reflects the expected Q4/Q1 transition dynamics of customer open enrollment and patient churn at the beginning of each calendar year, impact from contract renewal dynamics, and seasonality of Service revenue offerings Note: Illustrative. Graphic drawn at midpoint of guidance range. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 21

Adjusted EBITDA The following full-year Adjusted EBITDA actual and guidance through 2020 is being provided as of October 30, 2019. $231 - $241 $209 - $215 2016 – 2020G 19% CAGR $152 $109 $100 33% 33% 29% 23% 24% 2016 2017 2018 2019G 2020G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2020 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 22

Cash Flow From Operations The following full-year Cash Flow From Operations actual and guidance through 2020 is being provided as of October 30, 2019. $145 - $160 $130 - $145 2016 – 2020G CAGR 11% $1041 $98 $93 $90 22% 22% 22% 21% 17% 2016 2017 2018 2019G 2020G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2020 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. 1 Net cash provided by operating activities was $90.4M in 2018. Incorporated within this number was the negative impact of acquisition-related transaction cash outflows of $6.6M and integration cash outflows of $6.8M. Normalizing for these one-time items, the non-GAAP cash flow from operations would have been $104 million as represented by the green dotted line. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 23

CAPEX Returning Towards Historical Levels During the period Q3 2016 through Q1 2018, the Company elected to invest more than $40M into incremental development towards the launch of the Inovalon ONE® Platform. The period of this disproportional investment is now substantially complete and is increasingly being harvested through the successful engagement of clients for highly-differentiated platform offerings. As a result, the Company sees the capital investments of the Company returning towards historical levels (as a percentage of revenue) in 2020. $65.5 $65.0 $6.4 $52 - $58 $52 - $58 $28.1 $39.1 15% $45.8 $7.8 12% $39 - $44 $39 - $44 $26.4 9% $22.7 8% - 9% 7% - 8% $28.5 $18.8 6% 6% 6% $23.2 $13.2 $20.2 $25.2 $12.8 $13 - $14 $13 - $14 $8.1 $8.9 $5.6 $2.5 $1.2 2013 2014 2015 2016 2017 2018 2019G 2020G Maintenance Capital Expenditure Innovation Capital Expenditure (incl. Cap. Software) Inovalon ONE® Platform Buildout Capital Expenditure % Of Revenue Capital Expenditure (CAPEX) is defined as the sum of Purchases of property and equipment and Investment in capitalized software. All numbers in millions. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 24

Full Year 2020 Financial Guidance The Company is providing its full-year 2020 guidance as provided below as of October 30, 2019. 2020 Financial YoY Financial Metric Guidance Change Revenue $698 million to $718 million 9% to 12% Net Income1 $22 million to $28 million 100% to 155% Non-GAAP net income1 $86 million to $91 million 13% to 20% Adjusted EBITDA $231 million to $241 million 9% to 14% Net Cash Provided By Operating Activities $145 million to $160 million 5% to 16% Capital Expenditures $52 million to $58 million --- Diluted Net Income Per Share1 $0.15 to $0.19 100% to 153% Non-GAAP diluted net income per share1 $0.57 to $0.61 12% to 20% (1) The Company is assuming 150 million weighted average diluted shares and an effective tax rate of approximately 28% for the full year 2020. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 25

Contents 1 Overview 2 2019 Q3 and TTM Financial Results This presentation serves as a supplement to the Inovalon announcement on October 30, 2019 pertaining to third quarter (Q3) of 2019 3 2019 Financial Guidance results and guidance. 4 2020 Financial Guidance 5 Appendix 1: Reconciliations INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 26

Reconciliation of Forward-Looking Guidance Adjusted EBITDA

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of net income to Adjusted EBITDA follows:

	Guidance Range					
	Three Months Ending December 31, 2019		Year Ending December 31, 2019		Year Ending December 31, 2020	
(In millions)	Low	High	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Adjusted EBITDA:						
Net (loss) income	$ 6	$ 10	$ 9	$ 13	$ 22	$ 28
Depreciation and amortization	27	27	108	108	109	109
Interest expense	16	16	66	66	63	64
Interest income	(1)	(1)	(3)	(3)	(3)	(3)
Provision for income taxes (1)	2	3	(1)	—	9	11
EBITDA	50	55	179	184	200	209
Stock-based compensation	6	6	20	20	27	28
Acquisition costs:						
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	5	5	—	—
Contingent consideration	—	—	—	—	—	—
Other non-comparable items (2)	—	1	4	5	4	4
Adjusted EBITDA	$ 56	$ 62	$ 209	$ 215	$ 231	$ 241
Adjusted EBITDA margin	33.1%	35.6%	32.8%	33.4%	33.1%	33.6%

(1) A 28% statutory tax rate is assumed in order to approximate the Company's effective corporate tax rate.
(2) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company's period over period and ongoing operating performance.

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Reconciliation of Forward-Looking Guidance Non-GAAP Net Income

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

	Guidance Range					
	Three Months Ending December 31, 2019		Year Ending December 31, 2019		Year Ending December 31, 2020	
(In millions, except per share amounts)	Low	High	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Non-GAAP net income:						
Net (loss) income	$ 6	$ 10	$ 9	$ 13	$ 22	$ 28
Stock-based compensation	6	6	20	20	27	28
Acquisition costs:						
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	5	5	—	—
Contingent consideration	—	—	—	—	—	—
Amortization of acquired intangible assets	13	13	52	52	52	52
Amortization of debt issuance costs and debt discount	1	1	4	4	4	4
Other non-comparable items [(1)]	—	1	4	5	4	4
Tax impact of add-back items [(2)]	(8)	(9)	(21)	(22)	(23)	(25)
Non-GAAP net income	$ 18	$ 22	$ 74	$ 78	$ 86	$ 91
GAAP diluted net income per share	$ 0.04	$ 0.07	$ 0.06	$ 0.09	$ 0.15	$ 0.19
Non-GAAP diluted net income per share	$ 0.12	$ 0.15	$ 0.50	$ 0.52	$ 0.57	$ 0.61
Weighted average shares of common stock outstanding - diluted	149	149	149	149	150	150

(1) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company's period over period and ongoing operating performance.

(2) 28% statutory tax rate is assumed in order to approximate the Company's effective corporate tax rate.

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Definitions 1 Annual Recurring Revenue is defined as subscription-based revenue from existing clients plus outstanding intra-year renewals valued at an amount agreed upon in principal. 2 Annual Revenue Retention is defined as the percentage of revenue from engagements with existing clients in the prior year present in the current year. For example, Annual Revenue Retention would be less than 100% if there was a net loss of revenue from existing clients who either downsized or exited existing engagements, and would be more than 100% if on a net basis existing clients expanded existing engagements. 3 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). 4 Coverage is defined as the sum of Annual Recurring Revenue, Legacy revenue under contract, and expected Services revenue, divided by the specified year's revenue guidance. INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 29

ACV, TCV and Bookings Inovalon’s sales have significantly expanded and accelerated, supporting strong growth going forward. The Company started reporting its sales performance in 2018 by providing Annual Contract Value (ACV) data for new sales, a metric reflecting the sum of the first 12 months of revenue expected from new contracts signed during a specific period (such as a quarter or year). Inovalon first reported this metric with the release of Inovalon’s Q3 2018 results on November 7, 2018. Of note, due to the fact that the bulk of the Company’s contracts (also referred to as a “Statements of Work” or “SOWs”) are multi-year in their contracted term (or contracted duration), the “bookings” or “Total Contract Value” (TCV) pertaining to the ACV is significantly larger than the ACV. For example, if the ACV for a period was $X, the corresponding total Bookings or TCV of the underlying sales would be perhaps $2X to $3X, depending on the average contract term signed within the group of underlying sales in the period. Importantly, while the Company is providing ACV sales data to provide insight into the accelerated nature of the Company’s sales in a comparable (e.g., year-over-year) fashion, the corresponding total sales, bookings, or TCV is even more significant. ACV * Contracts depicted are Illustrative only to support discussion of ACV Executed SOWs Illustrative Dollar Equivalency 12 Months 24 Months 36 Months Etc. Illustrative only. Please see definitions on slide 28. Initial Contract / SOW Term INOV Q3 2019 Earnings Supplement (10.30.19) v1.0.2 30

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